   As filed with the Securities and Exchange Commission on February 14, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                              CHECKFREE CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                             31-1013521
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
              (Address of Registrant's principal executive offices)

                           ---------------------------

                              CHECKFREE CORPORATION
                          ASSOCIATE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                           ---------------------------

                                 Peter J. Kight
                Chairman, President, and Chief Executive Officer
                              Checkfree Corporation
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (770) 441-3387
            (Name, address and telephone number of agent for service)

                           ---------------------------

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------
                                       Proposed Maximum     Proposed Maximum       Amount of
Title of Securities    Amount to be     Offering Price     Aggregate Offering    Registration
to be Registered        Registered        Per Share*              Price*              Fee*
---------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value....      1,000,000        $14.625             $14,625,000        $4,432
---------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Checkfree Common Stock as reported on the Nasdaq National Market on February 11, 1997

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Checkfree Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information concerning the Checkfree Corporation Associate Stock Purchase Plan (the "Plan"), specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to
Part I of the Form S-8 Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Commission by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act are hereby incorporated herein by reference:

        1. Transition Report on Form 10-K (filed September 27, 1996) and Form 10-K/A No. 1 (filed December 9, 1996) for the six months ended June 30, 1996;

        2. Quarterly Report on Form 10-Q (filed November 12, 1996) and Form 10-Q/A No. 1 (filed December 9, 1996) for the quarter ended September 30, 1996; Quarterly Report on Form 10-Q (filed February 13, 1997) for the quarter ended December 31, 1996;

        3.     Current Reports on Form 8-K, dated May 9, 1996 (filed May 20,
               1996), September 15, 1996 (filed September 26, 1996), October 1, 1996 (filed October 9, 1996), November 22, 1996 (filed December 6, 1996), December 16, 1996 (filed December 18, 1996),
               January 27, 1997 (filed January 27, 1997), and January 31, 1997 (filed February 3, 1997); Current Report on Form 8-K/A No. 1, dated May 9, 1996 (filed July 22, 1996); and Current Report on Form 8-K/A No. 2, dated May 9, 1996 (filed October 11, 1996); and

        4. Proxy Statement for the Special Meeting of Stockholders held on January 27, 1997 (filed on December 23, 1996).

        The descriptions of Checkfree Common Stock and Preferred Stock Purchase Rights which are contained in Checkfree's Form 8-As (Registration No. 0-26802) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

        All documents filed by Checkfree, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the securities to be issued pursuant to the Plan has been passed upon by Porter, Wright, Morris & Arthur. Members of the firm who have participated in the preparation of this document beneficially own an aggregate of 35,814 shares of Checkfree Common Stock consisting of a combination of stock and options.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (a) Article IX of the Registrant's By-Laws (the "By-Laws") provides that the Registrant shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person who is or was involved or threatened to be made so involved in any action by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another entity. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of the proceeding. All indemnification rights in Article IX are contract rights. The Registrant also may provide indemnification for employees, agents, attorneys and representatives of the Registrant by action of its board of directors. Article IX expressly states that no amendment to the By-Laws or the Certificate of Incorporation shall adversely affect any right to indemnification for acts occurring prior to such amendment. The right of indemnification is not exclusive of any other rights of indemnification that may be available.

        In determining the right to indemnification, the Registrant has the burden of proof that the indemnitee has not met the applicable standard of conduct. If successful in whole or in part in such a proceeding, the indemnitee is entitled to be indemnified for expenses incurred in connection with such proceeding. All reasonable expenses incurred by an indemnitee in connection with any proceeding shall be advanced by the Registrant after receipt of a statement from the indemnitee requesting such advance.

        Article IX provides that the Registrant may purchase and maintain insurance in connection with any expenses, liability or loss relating to any proceeding, whether or not the Registrant would have the power to indemnify the officer, director, employee, agent, attorney, trustee or representative. The Registrant also may enter into indemnification contracts with any of the foregoing persons, which contracts are deemed specifically approved and authorized by the stockholders.

        If any provision of Article IX is held invalid, illegal or unenforceable, the remaining provisions of Article IX shall not be affected. An indemnitee also may elect, as an alternative to the Article IX procedures, to follow procedures authorized by applicable corporate law or statute. Article IX sets forth specific procedures for the advancement of expenses and for the determination of entitlement to indemnification. Entitlement to indemnification shall be determined by a majority vote of disinterested directors, by a written opinion of independent counsel under certain circumstances or by the Registrant's stockholders if a majority of the disinterested directors determines the issue should be submitted to the stockholders or if the foregoing persons have not been appointed within 60 days after the receipt of a request for indemnification, the indemnitee is deemed to be entitled to indemnification unless the indemnitee misrepresented or omitted a material fact or the indemnification is prohibited by law. The termination of an action by judgment, order, settlement or conviction or upon a plea of nolo contendere does not adversely affect the right of an indemnitee to indemnification or create any presumption with respect to any standard of conduct. An indemnitee is entitled to indemnification for expenses if he is successful on the merits, if the action is terminated without a determination of liability or if the indemnitee was not a party to the action. An indemnitee who is determined not to be entitled to indemnification may appeal such determination either through the courts or by arbitration.

        (b) Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), indemnification of any person who is or was a party or threatened to be made so in any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving as such of another corporation of other enterprise at the request of the corporation is permitted against expenses, fines and amounts paid in settlement actually and reasonably incurred by him in such proceeding where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made (unless ordered by a court) by majority vote of the disinterested directors, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

        (c) Under Section 145 of the Delaware Law and Article IX of the By-Laws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who, while serving in such capacity, is or was at the request of the Registrant, a director, officer, employee or agent of another corporation or other enterprise, against liability asserted against or incurred by such person in any such capacity whether or not the Registrant would have the power to provide indemnity under Section 145 or the By-Laws. The Registrant has obtained insurance which, subject to certain exceptions, insures the directors and officers of the Registrant and its subsidiary.

        (d) The Registrant has entered into indemnification contracts with certain directors and officers which provides that such directors and officers will be indemnified to the fullest extent provided by Section 145 of the Delaware Law (or such other future statutory provision authorizing or permitting indemnification) against all expenses (including attorneys' fees), judgments, fines and settlement amounts, actually and reasonably paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, by reason of the fact that they were a director, officer, employee or agent of the Registrant, or were serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        No indemnity will be provided under such indemnification contracts (i) except to the extent that the aggregate losses to be indemnified pursuant thereto exceed the amount for which the indemnitee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Registrant; (ii) in respect to remuneration paid to an indemnitee if it shall be determined by a final judgment that such remuneration was in violation of law;
(iii) on account of any suit in which judgment is rendered against an indemnitee for an accounting of profits made from the purchase or sale by indemnitee of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the indemnitee's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        (e) Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived any improper personal benefit.

        The above discussion of the Registrant's By-Laws, Restated Certificate of Incorporation, indemnification agreements, and of Section 145 of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such By-Laws, Restated Certificate of Incorporation and statutes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8.  EXHIBITS.

        Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.


ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end in the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 13, 1997.

                     CHECKFREE CORPORATION


                     By:    /s/ Peter J. Kight
                        --------------------------------------------------------
                        Peter J. Kight, Chairman, President, and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     SIGNATURE                     TITLE                              DATE
     ---------                     -----                              ----

 /s/ Peter J. Kight    Chairman, President, and Chief        )February 13, 1997
--------------------   Executive Officer                     )
 Peter J. Kight        (Principal Executive Officer)         )
                                                             )
                                                             )
*Mark A. Johnson       President - Business Services and     )February 13, 1997
--------------------   Director                              )
Mark A. Johnson                                              )
                                                             )
                                                             )
*James S. Douglass     Executive Vice President - Finance and)February 13, 1997
--------------------   Chief Financial Officer               )
James S. Douglass      (Principal Financial Officer)         )
                                                             )
                                                             )
                                                             )
*John M. Stanton       Vice President and Treasurer          )February 13, 1997
--------------------   (Principal Accounting Officer)        )
John M. Stanton                                              )
                                                             )
                                                             )
*William P. Boardman   Director                              )February 13, 1997
--------------------                                         )
William P. Boardman                                          )
                                                             )
                                                             )
*George R. Manser      Director                              )February 13, 1997
--------------------                                         )
George R. Manser                                             )
                                                             )
                                                             )
*Eugene F. Quinn       Director                              )February 13, 1997
--------------------                                         )
Eugene F. Quinn                                              )

                                                             )
                                                             )
*Jeffrey M. Wilkins    Director                              )February 13, 1997
--------------------                                         )
 Jeffrey M. Wilkins                                          )
                                                             )
                                                             )

*By:    /s/ Curtis A. Loveland
    ------------------------------------------
      Curtis A. Loveland, attorney-in-fact
      for each of the persons indicated

                          Registration No. 333-_______





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             -----------------------


                              CHECKFREE CORPORATION


                             -----------------------


                                    EXHIBITS


                             -----------------------

                                  EXHIBIT INDEX

                                                                      Pagination
                                                                          By
                                                                      Sequential
Exhibit                                  Exhibit                      Numbering
Number                                 Description                      System
-------                                -----------                    ----------
4(a)          Checkfree Corporation Associate Stock Purchase Plan
              (Exhibit 10(kkk) to Form S-4 Registration Statement
              (File No. 333-15247), and incorporated herein by reference).

4(b)          Restated Certificate of Incorporation of Checkfree
              Corporation (Exhibit 2 to Form 8-A (File No. 0-26802), and incorporated herein by reference).

4(c) Amended and Restated By-Laws of Checkfree Corporation (Exhibit 3 to Form 8-A (File No. 0-26802), and incorporated herein by reference).

5        *    Opinion of Porter, Wright, Morris & Arthur regarding
              legality.

23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)    *    Consent of Deloitte & Touche LLP.

24       *    Powers of Attorney.


--------------
* Filed with this Registration Statement